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                                                                   EXHIBIT 10(f)


                                 FIRST AMENDMENT
                                     TO THE
                       MITCHELL ENERGY & DEVELOPMENT CORP.
                               EXCESS BENEFIT PLAN


         WHEREAS, Mitchell Energy & Development Corp. (the "Company") adopted the Mitchell Energy & Development Corp. Excess Benefit Plan (the "Plan") as amended and restated effective as of January 1, 1992 to provide certain eligible employees deferred compensation benefits in excess of the benefits available to such employees pursuant to the Mitchell Energy & Development Corp. Retirement Plan (the "Retirement Plan"). This deferred compensation is intended to supplement the retirement benefits available to such employees pursuant to the Mitchell Energy & Development Corp. Retirement Plan (the "Retirement Plan") when such retirement benefits are restricted due to the limitations of Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, such Plan is intended to be an unfunded excess benefit plan that is exempt from the requirements of Title I of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") under Section 4(b)(5) of ERISA; and

         WHEREAS, the Company adopted the Mitchell Energy & Development Corp. 1998 Mutual Fund Option Plan (the "MFOP") and effective July 1, 1998, to provide certain eligible employees with the means to obtain options from the Company to purchase shares of selected mutual funds through the deferral of all or part of such employee's cash compensation; and

         WHEREAS, effective July 1, 1998, the Company adopted the Mitchell Energy & Development Corp. Executive Excess Benefit Plan to provide benefits in excess of the Code section 415 limits to eligible employees who have deferred compensation pursuant to the MFOP and including such deferred compensation in the definition of compensation for benefit purposes under such plan;

         WHEREAS, the Company wishes to avoid the unintended duplication of benefits;

         NOW THEREFORE, BE IT RESOLVED THAT, the Plan shall be amended as follows:

         1.       Section 3.1 shall be amended to read as follows:

                  "3.1 Eligibility. A Participant who is entitled to retirement benefits, or a person entitled to survivor benefits with respect to such Participant, pursuant to the Retirement Plan will be eligible for payments under this Plan provided payments that would otherwise have been made under the Retirement Plan or with respect to such Participant have been reduced by the limitations on such payments set forth in the Retirement Plan, as required by Code section 415; provided, however, that no Participant who has deferred compensation pursuant to the Mitchell Energy & Development Corp. 1998 Mutual Fund Option Plan and who is an


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                  eligible participant in the Mitchell Energy & Development
                  Corp. Executive Excess Benefit Plan upon Retirement shall also be eligible to participant in this Plan."

         2. Section 4.1 of the Plan shall be amended by adding a new paragraph (c) to the end thereof which shall read as follows:

                  "(c) No Duplication of Benefits. Under no circumstances will any employee be entitled to receive benefits under both this Plan and the Mitchell Energy & Development Corp. Executive Excess Benefit Plan."

         3. Section 4.3 of the Plan shall be amended by substituting a semi-colon for the last period thereof and adding a phrase to read as follows:

                  "provided further, however, that an Eligible Participant (or any benefit recipient) shall have no right to a benefit under this Plan if such Eligible Participant subsequently becomes eligible for participation in the Mitchell Energy & Development Corp. Executive Excess Plan."

         The undersigned, being duly authorized on behalf of the Company, has executed this First Amendment to the Plan on the _______ day of _______________, 1998, to be effective as of July 1, 1998.



MITCHELL ENERGY & DEVELOPMENT CORP.



BY:
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